UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: August 25, 2010 (Date of earliest event reported:  August 25, 2010)

RBC BEARINGS INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
 Oxford, CT 06478
 (Address of principal executive offices) (Zip Code)

(203) 267-7001
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 25, 2010, the 2005 Long Term Incentive Plan (Amended and Restated as of August 29, 2007) of RBC Bearings Incorporated (the “Company”) was further amended and restated to:

1. Clarify the language concerning the restrictions on the Company’s ability to re-price outstanding stock option or stock appreciation right awards thereunder including by means of cancellation and re-grant;

2. Modify the definition of Change in Control with respect to mergers, consolidations and agreements for the sale or disposition by the Company of all or substantially all the Company's assets approved by the shareholders of the Company to also require the consummation of such transactions; and

3. Restrict the vesting of Grants under the Plan following a Change in Control to require not only a Change in Control but also require a termination of employment or other relationship with the Company within 18 months following the Change in Control.

A copy of the RBC Bearings Incorporated 2005 Long Term Incentive Plan (Amended and Restated as of August 25, 2010) is filed as an exhibit herewith and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1  RBC Bearings Incorporated 2005 Long Term Incentive Plan (Amended and Restated as of August 25, 2010.)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 25, 2010

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary